UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2009

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

On December 7, 2009, NPS Pharmaceuticals Inc. (“NPS”) sold a majority interest in its subsidiary, NPS Allelix Corp. (“Allelix”), to a group of investors.  NPS received $5.9 million in Canadian dollars in connection with the transactions.  NPS (through a subsidiary) also continues to hold a promissory note from Allelix in the amount of $4.8 million in Canadian dollars, which is expected to be paid upon successful completion of certain Canadian court proceedings. Allelix has not had active operations for approximately two years but holds certain attributes that could be used by the new group of investors.  While the outcome of the Canadian court proceedings cannot be predicted, those proceedings are intended to facilitate further investment in Allelix by third parties.  In the event that the promissory note is repaid, NPS will also transfer its remaining equity interest in Allelix for nominal consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2009	NPS PHARMACEUTICALS, INC.

	By:	/s/ EDWARD STRATEMEIER
Edward Stratemeier
Senior Vice President, Acting General Counsel and Secretary